UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 21, 2014

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation

On March 21, 2014, (the "Effective Date") the Company entered into a financing transaction with an accredited investor ("Lender").

The Company intends to borrow up to Nine Hundred Thousand ($900,000) Dollars from the Lender.  The transaction was structured as a Convertible Promissory Note (the "Note") bearing interest at the rate of Ten (10%) percent per year.  The maturity date is eighteen (18) months from the Effective Date, when principal sum, unpaid interest and any applicable fees and costs will be due and payable.

The Lender will initially loan the Company Two Hundred ($200,000) Dollars on the Note. The Lender may loan an additional Seven Hundred Thousand ($700,000) Dollars to the Borrower in such amounts as the Lender may choose, in its sole discretion. The Company will only required to repay the amount loaned and the Company is not required to repay any unfunded portion of this Note, including any interest or other rights or remedies granted to any unfunded portion of this Note.

The Lender has the right, at any time, at its election, to convert all or part of the Note Amount into shares of fully paid and non-assessable shares of common stock of the Borrower (the “Common Stock”). The conversion price (the “Conversion Price”) shall be the lesser of (a) $0.04 per share of Common Stock, (b) Fifty Percent (50%) of the average of the three (3) lowest trade prices of three (3) separate trading days of Common Stock recorded during the twenty five (25) previous trading days prior to conversion, or (c) the lowest effective price per share granted to any person or entity after the Effective Date to acquire Common Stock, or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents (the “Conversion Price”), excluding any outstanding warrants or options that have been disclosed in SEC filings prior to the Effective Date.

The Note provides for limitation of conversions into our common stock. In no event shall the Lender be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Lender upon, at the election of the Lender, not less than 61 days prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Lender, as may be specified in such notice of waiver).

Other terms and conditions are included in the Note, a form of which, is attached as Exhibit 10.  The Note summary above is qualified in its entirety by the Note terms and conditions which are intended to be incorporated into this Item, by reference.

Item 5.02

Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

(a)  Executive Officer Resignation and Separation Agreement

On March 21, 2014, Jeff Mitchell and the Company entered into a separation agreement. There were no disagreements between Mr. Mitchell and the Company relating to any of the Company's operations, policies or practices.  Mr. Mitchell is pursuing other business opportunities.

On March 21, the Board of Directors nominated and appointed Michael Wende, a current member of our Board of Directors, to the role of corporate Secretary.

On March 21, 2014, the Board of Directors nominated and appointed Keith White as Chief Financial Officer.

(b)  Director Appointment

On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill the vacancy on the Board of Directors.  Additionally, the Board of Directors appointed Jeff Mitchell to the Audit Committee.  In his role on the Committee, Mr. Mitchell will be responsible for reviewing and monitoring the Company's financial reporting processes.

(c)  Compensatory Arrangement for Jeff Mitchell

On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell.

The Board of Directors authorized the separation agreement based on three factors: (1) Mr. Mitchell has agreed to join the Board of Directors and the Audit Committee overseeing the Company's financial reporting processes; (2) Mr. Mitchell will continue to assist the Company with the completion and filing of the Company's annual report on Form 10-K; and (3) for his introductory role with an accredited investor that may provide of up to $900,000 of debt financing.  Mr. Mitchell had a pre-existing substantive relationship with the accredited investor.

The separation agreement provides the following:

1.

Historical Payroll Arrearage – the Company acknowledges that it owes Jeff Mitchell $43,750 of unpaid executive compensation for January, February & March 2014.  The Company agreed to pay this amount to me according to the following schedule:

a.

$30,000 – due within 10 days of receiving the first tranche of funding from any source;

b.

$13,750 – will continue as deferred so long as AWGI is making minimum monthly payments to me of $10,000 or greater and I am serving on the Board of Directors.  This amount will become due and payable within 10 days of AWGI’s discontinuance of such payments or service as a member of the Board of Directors is terminated.

2.

Termination Fee - $87,500 - the Company agrees to pay this amount to Mitchell  according to the following schedule:

a.

$60,000 – payments of $10,000 due on April 30, May 31, June 30, July 31, August 31 & September 30;

b.

$27,500 – will continue as deferred so long as the Company is making minimum monthly payments to me of $10,000 or greater and Mitchell continues to serve on the Board of Directors.  This amount will become due and payable within 10 days of the Company's discontinuance of such payments or service as a member of the Board of Directors is terminated.

3.

Health insurance – the Company will provide Mitchell's family with health/dental insurance at no cost to Mitchell until coverage is obtained through his new employer.

4.

Cell phone – the Company will continue to reimburse the cost of Mitchell's monthly cell phone expense until all above amounts are paid in full.

5.

Stock and/or Stock Options – while Mitchell serves on the board of directors or other capacity), he will remain eligible to the Company stock option/grant program.  Mitchell will receive the equivalent number of common stock or stock options that may be granted to either Keith White or Jeff Stockdale during Mitchell's term of service.

Item 9.01  Financial Statements and Exhibits

Exhibits

10.0

Form of Convertible Promissory Note dated March 21, 2014

10.1

Resignation and Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2014

AWG International Water Corporation

/s/ Keith White

______________________________

By:  Keith White

Title:  Chief Executive Officer

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